Exhibit 23

       DELOITTE &
        TOUCHE LLP
     -------------   ---------------------------------------------------------
                     Suite 3900                     Telephone: (503) 222-1341
                     111 S.W. Fifth Avenue          Facsimile: (503) 224-2172
                     Portland, Oregon 97204-3698



          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-15323 of Northwest Natural Gas Company on Form S-3 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




          /s/ Deloitte & Touche LLP

          April 22, 1997